Exhibit 99.3

For Immediate Release

Contact:                Joel S. Marcus

Chairman, Chief Executive Officer & Founder

Alexandria Real Estate Equities, Inc.

(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES CLOSING OF PUBLIC OFFERING OF

6,855,000 SHARES OF COMMON STOCK

INCLUDING EXERCISE OF UNDERWRITERS’ OPTION TO

PURCHASE 755,000 ADDITIONAL SHARES

PASADENA, CA — March 15, 2017 — Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today the closing of its previously announced underwritten public offering of 6,855,000 shares of the Company’s common stock at a public offering price of $108.55 per share, including 755,000 shares sold pursuant to the exercise of the underwriters’ option to purchase additional shares of the Company’s common stock.  4,755,000 of the shares in the offering are subject to forward sale agreements entered into between the Company and each of JPMorgan Chase Bank, N.A, Bank of America, N.A. and Citibank, N.A. (together, the “forward purchasers”).

J.P. Morgan, BofA Merrill Lynch and Citigroup are the joint book-running managers for the offering. Goldman, Sachs & Co., Mizuho Securities, RBC Capital Markets, Scotiabank, TD Securities, Baird, Barclays, BB&T Capital Markets, BBVA, BNP PARIBAS, Capital One Securities, Evercore ISI, MUFG, PNC Capital Markets LLC, SMBC Nikko, SunTrust Robinson Humphrey and UBS Investment Bank acted as co-managers for the offering.

The Company will receive proceeds from its sale of 2,100,000 shares of its common stock in this public offering, but it will not initially receive any proceeds from the sale of 4,755,000 shares of its common stock to the forward purchasers (or their affiliates) in the offering. The Company expects to use the net proceeds from the sale of the shares of its common stock in this offering and any net proceeds it receives upon the future settlement of the forward sale agreements to fund pending and recently completed acquisitions, near-term highly leased development projects, and the redemption of its outstanding Series E Preferred Stock, with any remaining proceeds being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on the Company’s unsecured senior line of credit, if any.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Alexandria Real Estate Equities, Inc.

Alexandria Real Estate Equities, Inc. is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s intended use of the proceeds. These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K.

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